United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2024

Phoenix Motor Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41414	85-4319789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Lakeview Loop Anaheim, CA	92807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 987-0815

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0004 per share	PEV	The Nasdaq Stock Market LLC

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2024, the Board of Directors of Phoenix Motor Inc. (the “Company”) increased the size of the Board of Directors from five members to seven members, and elected Kristine Chen and Steven Li as directors of the Company, effective immediately.

Kristine Chen, age 43, has served as Chief of Staff of the Company since February 1, 2024. Prior to that, from 2022 to 2024, Ms. Chen served as Executive Assistant to the CEO of MTBL Global USA Inc., a fintech company. From 2022 to 2023, Ms. Chen was Executive Assistant to the President of ABCPOS Inc., a software development company. From 2018 to 2020, Ms. Chen was Finance Manager of WHTB Glass LLC, a provider of processed glass products. Ms. Chen received master’s degrees in accounting and information technology from Hofstra University.

Steven Li, age 46, has over 15 years of experience in technology and finance, specializing in software engineering, investment analysis and financial reporting. Since 2017, Mr. Li has been the owner and partner of JLS Group Construction LLC, a real estate development and construction company. Mr. Li received a Bachelor of Science degree in computer science and engineering from the University of Connecticut with an emphasis in programming paradigms, database design, software system architecture and design patterns. Mr. Li is also a CFA charter holder with over 10 years of working experience at a hedge fund.

There are no arrangements or understandings between Ms. Chen or Mr. Li, respectively, and any other person pursuant to which she or he was elected as a director. Neither Ms. Chen nor Mr. Li is a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2024	PHOENIX MOTOR INC.

	By:	/s/ Xiaofeng Denton Peng
	Name:	Xiaofeng Denton Peng
	Title:	Chief Executive Officer and Chairman of the Board

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